Exhibit 15.1

March 10, 2015

The Board of Directors

Barnes & Noble, Inc.

New York, New York

We are aware of the incorporation by reference in the Registration Statements on Form S-3 (No. 333-23855, No. 333-69731, No. 33-84826, No. 33-89258 and No. 333-201222) and Form S-8 (No. 333-27033, No. 33-89260, No. 333-90538, No. 333-116382, No. 333-59111, No. 333-160560 and No. 333-183869) of Barnes & Noble, Inc. of our report dated March 10, 2015, relating to the unaudited consolidated interim financial statements of Barnes & Noble, Inc. that is included in its Form 10-Q for the quarter ended January 31, 2015.

/s/ Ernst & Young, LLP

Ernst & Young, LLP
New York, New York